Tyson Foods and Hillshire Brands Announce Definitive Merger Agreement
Combination Creates Diverse Product and Brand Offerings for Consumers

SPRINGDALE, Ark. and CHICAGO, Ill., July 2, 2014 – Tyson Foods, Inc. (NYSE: TSN) and The Hillshire Brands Company (NYSE: HSH) today announced that they have entered into a definitive agreement under which Tyson Foods will acquire all outstanding shares of Hillshire Brands for $63 per share. The all-cash transaction is valued at approximately $8.55 billion, including Hillshire Brands’ outstanding net debt. In addition, Tyson Foods will be making, on behalf of Hillshire Brands, a payment of the $163 million termination fee associated with the termination of Hillshire Brands’ merger agreement with Pinnacle Foods Inc. (NYSE: PF). The board of directors of Hillshire Brands has accepted the notice of termination received from Pinnacle Foods and the previously announced transaction has been terminated.

“By investing in Hillshire Brands and its collection of leading brands, we have a unique opportunity to transform an important segment of our business, and position Tyson Foods to meet American consumers’ growing demand for protein at breakfast and throughout the day,” said Donnie Smith, president and chief executive officer of Tyson Foods. “We operate in a competitive and complex marketplace that demands bold steps to remain an industry leader. I am confident that together Tyson Foods and Hillshire Brands have the right products and the right people to create years of enhanced shareholder value and ensure more choices for our customers and consumers.”

The combination of Tyson Foods and Hillshire Brands will reposition Tyson as a clear leader in the retail sale of prepared foods, with a complementary portfolio of well-recognized brands, including Tyson®, Wright®, Jimmy Dean®, Ball Park®, State Fair® and Hillshire Farm®. In particular, the strength of Hillshire Brands’ products in the breakfast category will allow Tyson Foods to capture opportunities in this attractive and fast-growing day part.

Sean Connolly, president and chief executive officer of Hillshire Brands, said, “After thoughtful consideration, our board of directors concluded that a combination with Tyson Foods represents a unique opportunity to provide shareholders with significant and immediate value while also positioning our business for continued success. Importantly, this is a testament to the tremendous value our talented team of employees has created over the past few years by strengthening our brands in the eyes of consumers. I am confident that we have found an excellent partner in Tyson. We firmly believe that our combined global platform will be extremely well positioned to capitalize on the substantial growth opportunities in this market in the years ahead.”

Smith added, “We are confident that the two companies can learn a great deal from each other, and we recognize that Hillshire Brands’ value comes from its people, brands and processes. As we begin planning how to bring these companies together, we intend to proceed in a thoughtful manner that honors the strengths embedded in both cultures that have made each of them successful.”

The transaction has been unanimously approved by the boards of directors of both companies and is anticipated to close by September 27, 2014, the last day of Tyson Foods’ fiscal year. Pursuant to the definitive agreement, a subsidiary of Tyson Foods will commence a tender offer for 100% of the outstanding shares of Hillshire Brands common stock for $63 per share in cash. The tender offer is required to be commenced within 10 business days and to remain open for at least 20 business days after launch. Following successful completion of the tender offer, any shares not acquired in the tender offer will be acquired in a second-step merger at the same $63 per share cash price. Closing of the tender offer is conditioned upon customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and there being validly tendered and not withdrawn a number of shares of Hillshire common stock equal to at least two-thirds of the total outstanding shares of Hillshire common stock. The offer is not subject to any financing condition.

Morgan Stanley and JP Morgan are acting as financial advisors to Tyson Foods, and Davis Polk & Wardwell LLP is acting as its legal counsel. Centerview Partners and Goldman, Sachs & Co. are acting as financial advisors to Hillshire Brands, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal advisor.

About Tyson Foods
Tyson Foods, Inc. (NYSE:  TSN), with headquarters in Springdale, Arkansas, is one of the world's largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500.  The company was founded in 1935 by John W. Tyson, whose family has continued to be involved with son Don Tyson leading the company for many years and grandson, John H. Tyson, serving as the current chairman of the board of directors. Tyson Foods produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves.  The company provides products and services to customers throughout the United States and approximately 130 countries.  It has approximately 115,000 Team Members employed at more than 400 facilities and offices in the United States and around the world.  Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson Foods strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members.  The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.
About The Hillshire Brands Company
The Hillshire Brands Company (NYSE: HSH) is a leader in branded, convenient foods. The company generated approximately $4 billion in annual sales in fiscal 2013, has more than 9,000 employees, and is based in Chicago. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells, Gallo Salame, Van’s Natural Foods and Golden Island premium jerky. For more information on the company, please visit www.hillshirebrands.com.

Forward-Looking Statements
This communication contains certain forward-looking statements with respect to certain plans and objectives of Tyson Foods and Hillshire Brands with respect to the proposed tender offer and related transactions, including the timing of the completion of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations in forward-looking statements are the following: the risk that the acquisition of Hillshire Brands and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner; the risk that a regulatory approval could only be obtained subject to conditions that are not anticipated; the risk that Hillshire will not be integrated successfully into Tyson following the consummation of the merger; and the risk that revenue opportunities, cost savings, synergies and other anticipated benefits from the merger may not be fully realized or may take longer to realize than expected. Neither Tyson Foods nor Hillshire Brands assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.
IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
A tender offer for the outstanding common stock of The Hillshire Brands Company has not yet commenced. This communication is not an offer to buy or the solicitation of an offer to sell any securities. A solicitation and an offer to buy shares of Hillshire Brands common stock will be made only pursuant to an offer to purchase and related materials that HMB Holdings, Inc., a wholly owned subsidiary of Tyson Foods, Inc., intends to file with the U.S. Securities and Exchange Commission (the “SEC”). When the tender offer is commenced, HMB Holdings will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter Hillshire Brands will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and Stockholders are urged to read the Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 when they become available, as well as other documents filed with the SEC, because they will contain important information. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (when available) will be sent free of charge to Hillshire Brands stockholders and these and other materials filed with the SEC may also be obtained from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer statement.

Contacts
FOR TYSON FOODS:

Investors:        Jon Kathol, 479-290-4235, jon.kathol@tyson.com
News Media:    Worth Sparkman, 479-290-6358, worth.sparkman@tyson.com
Dan Fogleman, 479-290-2166, dan.fogleman@tyson.com

FOR HILLSHIRE BRANDS:
Investors:     Melissa Napier, 312-614-8739
News Media: Mike Cummins, 312-614-8412

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